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                                                                   EXHIBIT 10.44

                            AMENDMENT NO. 3 TO LEASE
                            ------------------------



          THIS AGREEMENT made this 26th day of June, 2000  , by and between EWE
                                               ----  ----
WAREHOUSE INVESTMENTS V, LTD., SUCCESSOR TO MILLER-VALENTINE PARTNERS, as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, SUCCESSOR TO PC CONNECTION, INC., as Lessee located at 2870 Old State Route 73, Wilmington, Ohio 45177.



                                  WITNESSETH:



          WHEREAS, Lessor and Lessee entered into a Lease dated September 27, 1990 as amended June 28, 1996 and July 31, 1998, and

          WHEREAS, Lessor acknowledges the assignment of the lease and amendments from PC Connection, Inc. to Merrimack Services Corporation.

          WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 38,400 square feet to expand the Leased Premises, extend the term and add an option to renew.


          NOW THEREFORE, the Lease is amended as follows.


          1. Effective January 1, 2001 and simultaneously upon the expiration of the Sublease Agreement by and between ABX Air, Inc. ("SUBLESSOR") and MERRIMACK SERVICES CORPORATION ("SUBLESSEE") dated June 7, 1995, the Lessee shall lease from the Lessor an additional 64,000 square feet at 2840 Old State Route 73, Wilmington, Ohio 45177 for a total of 102,400 square feet of Leased Premises located at 2840-2870 Old State Route 73, Wilmington, Ohio 45177 which is 100% of the total area of the building.

          2.  Article 1.  TERM. shall be revised as follows.
                          ----

          Effective January 1, 2001 the term of this Lease shall be extended for a period of two (2) years for a term now totaling twelve (12) years commencing January 1, 1991 and ending December 31, 2002, both dates inclusive.

          3. The Revised Leased Premises shall be delivered to the Lessee "as-is" since the Lessee is currently occupying the Premises.

          4.  Article 4.  RENT. Section 1. shall be revised as follows.
                          ----  ---------

          Lessee shall pay to the Lessor as Basic Annual Rent for the Revised Leased Premises for the period of January 1, 2001 through December 31, 2001 the sum of FIVE HUNDRED TWELVE THOUSAND AND 04/100 DOLLARS ($512,000.04) which shall be paid in equal monthly installments of FORTY-TWO THOUSAND SIX HUNDRED SIXTY-SIX AND 67/100 DOLLARS ($42,666.67), due and payable on the first day of each month, in advance, without demand. Said rent shall be paid to the Lessor, or to the duly authorized agent of the Lessor,
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at its office during business hours. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or additional rents hereinafter provided for shall be prorated accordingly. The Lessee will pay the rent as herein provided, without deduction whatsoever, and without any obligation of the Lessor to make demand for it. Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due, shall bear interest at the rate of eighteen percent (18%) per annum until paid. The Basic Annual Rent of $512,000.04 shall be adjusted on January 1, 2002 based on any increases in the Consumer Price Index. Increases in the Annual Rent shall be made in accordance with the following procedure:

          a. The index to be used for this adjustment shall be the Consumer Price Index (U.S. City Average, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

          b. The Consumer Price Index of 2000 for the month of September shall be the "Base Period Consumer Price Index". The Consumer Price Index for the month of September in each adjustment year shall be the "Adjustment Period Consumer Price Index".

          c. The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by the Basic Annual Rent, and the result shall then be added to the Basic Annual Rent. The resulting sum shall be the adjusted Annual Rent for such immediately succeeding leasehold period which shall be paid in equal monthly installments. Provided however, no annual increase shall be less than 3%.

          d. If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

          Section 2. remains unchanged.
          ---------

          Section 3. shall be replaced by the following.
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          The Lessee shall pay as additional rent throughout the lease term and any extensions thereof, its proportionate share of any real estate taxes and/or assessments (including special assessments) assessed against the industrial building of which the Leased Premises is a part of, and which shall be due and payable with respect to the land and improvements situated within the said industrial building. The Lessee's proportionate share shall be a fraction thereof, the numerator of which is the number of square feet of floor area in the Leased Premises and the denominator of which is the total square feet of the floor area in the building both as specified aforesaid in the Lease. Said amount shall be deemed to be additional rent and shall be due and payable on the first of the month following delivery to Lessee of an invoice for said real estate taxes. The Lessee shall pay its prorated share of expenses that the Lessor shall incur by reason of compliance with new laws, orders, special rent/use taxes, charges for governmental services, ordinances and new regulations of Federal, State, County and Municipal authorities, and with any lawful direction of any public officer or officers, which lawful direction shall be imposed upon the Lessor for the common good of the occupants of the building.

          5.  RIGHT OF FIRST OFFERING ON CURRENTLY OCCUPIED SPACE. shall be
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deleted in its entirety. (As defined in Item #1 of Amendment No. 2 dated July
31, 1998.)

          6.  OPTION TO RENEW. shall be added as follows.
              ---------------

          Lessee is hereby granted an option to renew this Lease for an additional term of two (2) years on the same terms
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and conditions contained herein except for the rental and the length of the term, upon the conditions that:

          a. written notice of the exercise of such option shall be given by Lessee to Lessor not less than one hundred eighty (180) days prior to the end of the term of this Lease; and

          b. at the time of the giving of such notice and at the expiration of the term of this Lease, there are no defaults in the covenants, agreements, terms and conditions on the part of Lessee to be kept and performed, and all rents are and have been fully paid. Provided also, that the rent to be paid during each year of the said renewal period shall be as determined in accordance with the following procedure:

          (1) The index to be used for this adjustment shall be the Consumer Price Index (U.S. City Average, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

          (2) The Consumer Price Index of 2000 for the month of September shall be the "Base Period Consumer Price Index".

          (3) The Consumer Price Index for the month of September each succeeding year shall be determined from the published figures and shall be the "Adjustment Period Consumer Price Index".

          (4) The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by $512,000.04 and the result shall then be added to $512,000.04. This arithmetical sum shall then be the adjusted Basic Annual Rent for such immediately succeeding leasehold year which shall be paid in equal monthly installments. Provided however, no annual increase shall be less than 3%.

          (5) If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

          7. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.


          IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 16th day of June , 2000, as to
                                                 ----        ----   ----
Lessee and this 26th day of June 2000, as to Lessor.
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Signed and acknowledged  LESSOR:  EWE WAREHOUSE INVESTMENTS V, LTD.
in the presence of:               BY MILLER-VALENTINE REALTY, INC.
                                  ITS MANAGING AGENT


/s/Barbara Gilmore                By: /s/ Robert A. Gallinis
------------------                    ----------------------
                                          Robert A. Gallinis
/s/Peter A. Hughes                Title:  President
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                         LESSEE:  MERRIMACK SERVICES CORPORATION


/s/ R.A. Pratt                    By: /s/Wayne L. Wilson
--------------                        ------------------
Dir. Of Facilities                Title: President
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

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

          The foregoing instrument was acknowledged before me this 26th day of June 2000 by Robert A. Gallinis, President, of Miller-Valentine Realty, Inc., managing agent for EWE WAREHOUSE INVESTMENTS V, LTD.



                                  /s/Peter A Hughes
                                  -----------------
                                  NOTARY PUBLIC



STATE OF New Hampshire, COUNTY OF Hillsborough, SS:
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          The foregoing instrument was acknowledged before me this 16th day of
June 2000  by Wayne L. Wilson, the President of MERRIMACK SERVICES CORPORATION,
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a corporation on behalf of said corporation.



                                  /s/ Dolores R. Collins
                                  ----------------------
                                  NOTARY PUBLIC